UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Towne Centre Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 15, 2017, the slide presentation attached as Exhibit 99.1 will be presented in various investor meetings by Jacob Chacko, M.D., Chief Financial Officer of Ignyta, Inc. (the “Company”). Information from this slide presentation may also be used by management of the Company in future meetings regarding the Company.

Included in this slide presentation are data from two Phase 1 trials of entrectinib — the Company’s investigational, orally available, CNS-active tyrosine kinase inhibitor targeting tumors that harbor TRK, ROS1 or ALK fusions. These data indicate that, based on a September 20, 2016, data cutoff, RECIST responses had been observed across 63% of patients (five out of eight) with primary or metastatic TRK, ROS1 or ALK fusion-positive disease involving the brain who had been treated with entrectinib, as assessed by maximum percentage change from baseline in sum of longest diameters of target lesions.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On February 15, 2017, Jacob Chacko, M.D., Chief Financial Officer of the Company will present data at various investor presentations from two Phase 1 trials of entrectinib — the Company’s investigational, orally available, CNS-active tyrosine kinase inhibitor targeting tumors that harbor TRK, ROS1 or ALK fusions. These data indicate that, based on a September 20, 2016, data cutoff, RECIST responses had been observed across 63% of patients (five out of eight) with primary or metastatic TRK, ROS1 or ALK fusion-positive disease involving the brain who had been treated with entrectinib, as assessed by maximum percentage change from baseline in sum of longest diameters of target lesions.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Slide Presentation, made February 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2017	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Presentation, made February 15, 2017.

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